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                                                                    EX-99.(J)(A)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the Wells Fargo Advantage Specialized Financial Services Fund, Wells Fargo Advantage Mid Cap Growth Fund, Wells Fargo Advantage Small Cap Opportunities Fund, Wells Fargo Advantage Specialized Technology Fund, Wells Fargo Advantage Small Cap Growth Fund, Wells Fargo Advantage C&B Mid Cap Value Fund, Wells Fargo Advantage Small Cap Disciplined Fund, Wells Fargo Advantage Small/Mid Cap Value Fund, Wells Fargo Advantage Common Stock Fund, Wells Fargo Advantage Enterprise Fund, Wells Fargo Advantage Mid Cap Disciplined Fund, Wells Fargo Advantage Opportunity Fund, Wells Fargo Advantage Discovery Fund, and Wells Fargo Advantage Small Cap Value Fund, a total of fourteen funds of the Wells Fargo Funds Trust, dated December 23, 2009, incorporated herein by reference, and to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the statements of additional information.


/s/ KPMG LLP

Boston, Massachusetts
March 1, 2010